Exhibit 99.2
REVOCABLE PROXY
CN BANCORP, INC.
This Proxy is solicited on behalf of the Board of Directors
     The undersigned hereby makes, constitutes and appoints and Jan W. Clark, John E. DeGrange, Sr. and Gerald V. McDonald and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of CN Bancorp, Inc (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Special Meeting of Stockholders to be held on May 21, 2007 and at any adjournment or postponement of the meeting.
1.	The Merger Agreement and the Merger

☐ FOR ☐ AGAINST ☐ ABSTAIN the proposal to approve the agreement and plan of merger dated as of December 13, 2006, between the Company and Sandy Spring Bancorp, Inc., and the merger contemplated thereby.

2.	Adjournment of the Special Meeting

☐ FOR ☐ AGAINST ☐ ABSTAIN the proposal to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the agreement and plan of merger and the merger contemplated thereby.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the approval of the agreement and plan of merger and the merger contemplated thereby, and FOR the proposal to adjourn the special meeting to solicit additional proxies. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.
Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Signature of Stockholder

Signature of Stockholder

Signature of Stockholder

Dated:	, 200

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.
☐ Please check here if you plan to attend the special meeting.